DIRECTOR’S AGREEMENT

THIS AGREEMENT (the "Agreement") is entered into on July 13, 2009.

BETWEEN:

NEUROKINE PHARMACEUTICALS INC., a corporation incorporated under the laws of British Columbia having its principal business office at 1275 West 6th Avenue, Vancouver, British Columbia, V6H 1A6

(the “Company”)

AND:

DR. MAZIAR BADII, having his address at 3536 Southwest Marine Drive, Vancouver, British Columbia, V6N 3Z2

(the “Consultant”)

WHEREAS:

A.	the Company develops new uses existing drugs used for human neurological diseases mediated by chronic inflammatory reactions; and

B.	the Company’s board of directors wish to appoint the Consultant as a director of the Company and the Consultant agrees to act as director of the Company on the terms set forth herein.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and mutual covenants contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged the Company and the Consultant, the parties, intending to be legally bound, hereby agree as follows:

1.	ENGAGEMENT

1.1	The Company hereby engages the Consultant to provide services in accordance with the terms and subject to the conditions of this Agreement through and the Consultant hereby accepts such engagement.

2.	TERM

2.1
The term of the Consultant’s engagement by the Company shall be from July 13, 2009 to July 13, 2010 at which time the Agreement may be renewed at the Company’s discretion pursuant to Section 5 of this Agreement.

3.	SERVICES

3.1	The Consultant hereby agrees to provide all services (the “Services”) associated with serving as a member of the Company’s board of directors.

3.2	In providing the Services, the Consultant shall:

(a)	comply with all applicable federal, provincial, local and foreign statutes, laws and regulations;

(b)	not make any misrepresentation or omit to state any material fact that may result in a misrepresentation regarding the business of the Company; and

(c)	not disclose, release or publish any information regarding the Company without its prior written consent.

4.	RELATIONSHIP AMONG THE PARTIES

4.1
The Company and the Consultant agree that the relationship among the parties shall be that of an independent contractor. Nothing contained in this Agreement shall be construed to (i) constitute the parties as joint venturers, partners, co-owners or otherwise as participants in a joint undertaking; (ii) constitute the Consultant as an agent, legal representative or employee of the Company; or (iii) authorize or permit Consultant or any director, officer, employee, agent or other person acting on its behalf to incur on behalf of the other party any obligation of any kind, either express or implied, or do, sign or execute any things, deeds, or documents which may have the effect of legally binding or obligating the Company in any manner in favour of any individual, business, trust, unincorporated association, corporation, partnership, joint venture, limited liability company or other entity of any kind.

5.	RENEWAL

5.1	This Agreement may be renewed by the Company at any time prior to the expiration of the Term as set out in Section 2 of this Agreement.

6.	COMPENSATION AND EXPENSES

6.1
The Company shall reimburse the Consultant for any expenses reasonably incurred in the carrying out of the Services, if the Consultant requests and receives written approval from the Company to incur such expenses.

6.2
As consideration for the Services, the Consultant shall receive Company options to purchase 150,000 common shares of the Company pursuant to the option agreement attached as Schedule “A” hereto (the “Option Agreement”).

7.	SERVICES NOT EXCLUSIVE

7.1
The Consultant agrees that he shall, at all times, faithfully and in a professional manner perform all of the duties that may be reasonably required of him pursuant to the terms of this Agreement. The Company acknowledges that Consultant is engaged in other business activities, and that the Consultant shall be permitted to continue such activities during the term of this Agreement.  The Consultant shall not be restricted from engaging in other business activities during the term of this Agreement.

8.	TERMINATION

8.1
Termination for Cause. The Consultant may be terminated for cause at any time, without notice or pay in lieu of such notice. Cause for this purpose includes such things as unsatisfactory performance, dishonesty, fraud, insubordination, serious misconduct and a false statement on the Consultant’s part, as well as anything else which would constitute cause at law. The failure by the Company to rely on this provision in any given instance or instances shall not constitute a precedent or be deemed a waiver.

8.2
Termination Without Cause. This Agreement may be terminated by either the Company or the Consultant without cause by delivering written notice of termination to the other party at least seven (7) days before such termination is to be effected.

8.3
Default.  If the Consultant fails, refuses or neglects to keep or perform any of his material covenants or conditions to be kept or performed hereunder or otherwise in connection with the Services, or indicates his refusal to keep or perform any such covenant or condition (collectively, a “Default”), and the Consultant fails to cure such Default within twenty-four (24) hours of receiving written notice from the Company setting out the terms of such Default, the Company may immediately terminate this agreement by giving written notice to the Consultant.

8.4
Force Majeure.  The Company shall have the right to suspend this agreement in the event of force majeure at any time (provided written notice to the Consultant shall be promptly given), without any further obligation to the Consultant.

8.5
Effect of Termination.  If the Company terminates this Agreement in accordance with the provisions hereof, the Company shall be released and discharged from any further liability or obligation whatsoever to the Consultant.  No termination of this Agreement shall affect the rights granted hereunder by the Consultant to the Company, the restrictions on share sales, assigns and transfers contained in the Option Agreement, and the representations and warranties and indemnification of each of the parties hereunder.  All of these shall survive such termination.

9.	CONFIDENTIALITY

9.1
The Consultant shall not, without prior authorization of the Company, at any time during the term of this agreement, or thereafter, disclose to any person, firm, association or corporation other than the directors, officers or employees of the Company, the private or business affairs of the Company or its affiliated companies, or any other information of a private or confidential nature concerning the Company or its affiliated companies including, without limitation:

(a)	information concerning trade secrets, products, technology, sales literature and brochures, forms, business policies and concepts, and contracts of the Company;

(b)	information concerning manufacturing and production, pricing and sales policies, and marketing techniques and concepts in respect of products and services provided or to be provided by the Company;

(c)
names, addresses and contact information of past, present or prospective customers, employees, shareholders, officers, directors or associates of the company, or any person or entity having a past, present, or prospective business relationship with the Company; and

(d)	names, addresses and contact information of past, present or prospective suppliers, consultants, lenders or professional advisors of the Company and prices or rates charged by them which by virtue of the Consultant’s position, the Consultant may obtain during the term of this Agreement, or which the Consultant obtained during the course of their former engagement with the Company.

The Consultant acknowledges that the above-mentioned confidential information could be used to the detriment of the Company.  Accordingly the Consultant undertakes to treat confidentially all such information and agree not to disclose it to any third party or use it for any purpose or reason without the express written permission of the Company except as may be necessary to perform their duties, whether during the term of this Agreement or following termination the Consultant’s engagement by the Company.

10.	NON-SOLICITATION

10.1
During the term of this Agreement the Consultant shall neither hire or take away nor cause to be hired or taken away any employee or consultant of the Company.  For a period of twelve (12) months following the termination of this Agreement the Consultant shall not hire or take away or cause to be hired or taken away any employee who was in the employ of the Company during the twelve (12) months preceding such termination.

11.	GRANTS OF RIGHTS

11.1
The Consultant agrees that the results and proceeds of the Services under this Agreement, although not created in an employment relationship, shall, for the purpose of copyright only, be deemed a work made in the course of employment under Canadian law or a work-made-for-hire under United States law and all other comparable international intellectual property laws and conventions.  All work and materials, including all intellectual property, and any other rights, including without limitation copyright, all rental and lending rights thereto, which the Consultant may have in and to the results and proceeds of the Services, shall vest irrevocably and exclusively with the Company, and are otherwise hereby assigned to the Company as and when created.  The Consultant hereby waive in favor of the Company any moral rights which it may have, if any, in and to any works, materials, or services which it may provide or create under this Agreement.

12.	REPRESENTATIONS AND WARRANTIES

12.1	The Consultant represents, warrants, and covenants to the Company as follows:

(a)
all material, notes, writing, ideas, written, submitted or interpolated by the Consultant under this Agreement or with respect to the production or preparation of the Advertisements shall originate with the Consultant or be based on materials supplied by the Company and shall not be copied in whole or part from any other work except to the extent that such work is non-proprietary or in the public domain;

(b)
to the best of the Consultant’s knowledge, information and belief, all of the results and proceeds of the Services shall not defame any person and shall not infringe upon the copyright, moral rights, publicity rights, privacy rights or any other right of any person or company or violate any law or judicial or governmental order.

13.	INDEMNIFICATION

13.1
The Company agrees to indemnify and hold harmless the Consultant and his respective agents and employees, against any losses, claims, damages or liabilities, joint or several, to which either party, or any such other person, may become subject, insofar as such losses, claims, damages or liabilities (or actions, suits or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, any preliminary prospectus, the prospectus, or any amendment or supplement thereto; or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; and shall reimburse the Consultant, or any such other person, for any legal or other expenses reasonably incurred by the Consultant, or any such other person, in connection with investigation or defending any such loss, claim, damage, liability, or action, suit or proceeding.

13.2
The Consultant agrees to indemnify and hold harmless the Company, its partners, financiers parent, affiliated and related companies, and all of their respective individual shareholders, directors, officers, employees, licensees and assigns from and against any claims, actions, losses and expenses (including legal expenses) occasioned by any breach of the Consultant’s representations and warranties contained in, or by any breach of any other provision of this Agreement by the Consultant.

14.	MISCELLANEOUS PROVISIONS

14.1	Time. Time is of the essence of this Agreement.

14.2	Presumption. This Agreement or any section thereof shall not be construed against any party due to the fact that said Agreement or any section thereof was drafted by said party.

14.3
Titles and Captions.  All article, section and paragraph titles or captions contained in this Agreement are for convenience only and shall not be deemed part of the context nor affect the interpretation of this Agreement.

14.4
Further Action.  The parties hereto shall execute and deliver all documents, provide all information and take or forbear from all such action as may be necessary or appropriate to achieve the purposes of this Agreement.

14.5
Good Faith, Cooperation and Due Diligence.  The parties hereto covenant, warrant and represent to each other good faith, complete cooperation, due diligence and honesty in fact in the performance of all obligations of the parties pursuant to this Agreement.  All promises and covenants are mutual and dependent.

14.6
Savings Clause.  If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid, shall not be affected thereby.

14.7	Assignment. This Agreement may not be assigned by either party hereto without the written consent of the other.

14.8
Notices.  All notices required or permitted to be given under this Agreement shall be given in writing and shall be delivered, either personally or by express delivery service, to the party to be notified.  Notice to each party shall be deemed to have been duly given upon delivery, personally or by courier, addressed to the attention of the officer at the address set forth heretofore, or to such other officer or addresses as either party may designate, upon at least ten (10) days written notice to the other party.

14.9
Entire Agreement.  This Agreement, including Schedule “A” attached hereto, contains the entire understanding and agreement among the parties. There are no other agreements, conditions or representations, oral or written, express or implied, with regard thereto. This Agreement may be amended only in writing signed by the parties.

14.10	Waiver. A delay or failure by any party to exercise a right under this Agreement, or a partial or single exercise of that right, shall not constitute a waiver of that or any other right.

14.11
Counterparts.  This Agreement may be executed in duplicate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.  In the event that this Agreement is signed by one party and faxed to another, the parties agree that a faxed signature shall be binding upon the parties as though the signature was an original.

14.12	Successors. The provisions of this Agreement shall be binding upon the parties, their successors and permitted assigns.

14.13
Jurisdiction.  The parties hereby attorn the exclusive jurisdiction of the provincial and federal courts located in the city of Vancouver, British Columbia in relation to all disputes arising from the Agreement.

14.14	Counsel. The parties expressly acknowledge that each has been advised to seek separate counsel for advice in this matter and has been given a reasonable opportunity to do so.

IN WITNESS WHEREOF this Agreement has been executed by the parties to it, as of the day, month and year first written above:

NEUROKINE PHARMACEUTICALS INC. By: /s/Ahmad Doroudian Ahmad Doroudian Its: President	/s/Maziar Badii DR. MAZIAR BADII

SCHEDULE “A”

OPTION AGREEMENT

THIS OPTION AGREEMENT (the "Option Agreement") is entered into on July 13, 2009.

BETWEEN:

NEUROKINE PHARMACEUTICALS INC., a corporation incorporated under the laws of British Columbia having its principal business office at 1275 West 6th Avenue, Vancouver, British Columbia, V6H 1A6

(the “Company”)

AND:

DR. MAZIAR BADII, an individual having his address at 3536 Southwest Marine Drive, Vancouver, British Columbia, V6N 3Z2

(the “Optionee”)

WHEREAS:

A.	the Company and the Optionee have entered in a Director’s Agreement dated July 13, 2009 (the "Director’s Agreement") which this Option Agreement forms part of; and

B.	in accordance with the provisions of the Director’s Agreement the Company has authorized the grant of options to the Optionee pursuant to this Option Agreement.

THIS AGREEMENT WITNESSES that the parties have agreed that the terms and conditions of the relationship shall be as follows:

1.
Grant of Option.  The Company will grant the Optionee Company options to purchase a total of 150,000 common shares of the Company’s at a price of USD $0.20 per share immediately upon the execution of this Option Agreement (collectively, the “Options”).

2.	Term of Options. The Options shall terminate and will no longer be available for exercise the earlier of:

(a)	July 13, 2011;

(b)
within 30 calendar days after end of the term as contemplated in Section 2.1 of the Director’s Agreement or the termination of the Director’ Agreement pursuant to Section 8 of the Director’s Agreement; or

(c)	upon the Company’s common shares closing on a public stock exchange in Canada or the United States of America for a period of five trading days at a price of USD $0.50 or greater.

3.	Non-transferability.

(a)
The Options shall not be transferable except to the Optionee’s estate, and the Options may be exercised during the lifetime of the Optionee, only by the Optionee, or thereafter by its estate. More particularly, but without limiting the generality of the foregoing, the Options may not be assigned, transferred, pledged or hypothecated in any way, shall not be assignable by operation of law, and shall not be subject to execution, attachment or similar process.

(b)
Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Options contrary to these provisions, and the levy of any execution, attachment or similar process on the Options, shall be null and void.

4.
Optionee.  In consideration of the granting of the Options, and regardless of whether or not the Options shall be exercised, the Optionee will devote the agreed upon time, energy and skill to the service of the Company or one or more of its subsidiaries in accordance with the Director’s Agreement.

5.	Method of Exercising Option.

(a)	The Options may be exercised at a price of USD $0.20 per share.

(b)
Subject to the terms and conditions of this Agreement, the Optionee may exercise the Options by sending a written notice to the Company, mailed or personally delivered to the Company at the following address: 1275 West 6th Avenue, Vancouver, British Columbia, V6H 1A6.  Such notice shall state the election to exercise the Options and the number of shares in respect of which it is being exercised, and shall be signed by the Optionee. The notice shall be accompanied by payment of the full exercise price of the share by certified cheque, bank draft or money order unless the Options are exercised on a cashless basis. The Company shall issue for the Optionee’s collection, a certificate or certificates representing the share within 14 days after receiving the notice.  Upon exercising the Options, the Optionee may be required by the Company to make certain representations so that the issuance of shares pursuant to the Options will fall within exemptions from securities regulations.

(c)
The certificate or certificates for the shares as to which the Options shall have been exercised shall be registered in the name of the Optionee and shall be delivered as provided above to or on the written order of the Optionee.  All shares that shall be purchased on the exercise of the Options as provided in this Agreement shall be fully paid and non-assessable.  The certificates representing any shares issued upon exercise of the Options may contain a restrictive legend.

6.
Changes in Capital Structure. If all or any portion of the Option shall be exercised subsequent to any recapitalization, merger, consolidation, combination, or exchange of shares, separation, reorganization, or liquidation of the Company (collectively, the “Changes in the Capital of the Company”) occurring after the date of this Agreement as a result of which shares of any class shall be issued in respect of outstanding common shares  of the Company shall be changed into the same or a different number of shares of the same or another class or classes, or exchanged for securities of another corporation or entity, the person or persons so exercising the Option shall receive the aggregate number and class of share which, if common share of the Company (as authorized at the date of this Agreement) had been purchased at the date of this Agreement for the same aggregate price (on the basis of the price per share set forth in Section 1 of this Agreement) and had not been disposed of, such person or persons would be holding, at the time of such exercise, as a result of such purchase and all such Changes in the Capital of the Company, provided, however, that no fractional shares be issued on any such exercise.

7.
Reservation of Share to Satisfy Option.  The Company shall at all times during the term of the Options reserve and keep available such number of common shares as will be sufficient to satisfy the requirements of this Agreement.

8.	Representations of the Optionee

(a)
The Optionee understands and acknowledges that (i) the Options are being offered without a prospectus pursuant  to the exemptions from registration found in Regulation S of the  Securities  Act of 1993,  as  amended  (the  "Securities  Act"), (ii) the Optionee has reviewed the confidential business plan of the Company or such other  material  documents  of the Company as the  Optionee  has deemed necessary or  appropriate  for purposes of purchasing the Options, including this subscription agreement (collectively, the "Offering Documents"); and (iii) this transaction has not been  reviewed or  approved by the United  States  Securities  and  Exchange Commission or by any regulatory authority charged with the administration of the securities laws of any state or foreign country.

(b)
The Optionee either (i) has a preexisting personal or business  relationship with the Company or its controlling  persons, such as would enable a reasonably prudent Optionee to be aware of the character and  general  business  and  financial  circumstances  of  the  Company  or  its controlling  persons,  or (ii) by reason of the Optionee's business or financial experience,  individually  or in conjunction  with the  Optionee's  unaffiliated professional advisors who are not compensated by the Company or any affiliate or selling agent of the Company,  directly or indirectly,  is capable of evaluating the  merits  and  risks of an  investment  in the  Options,  making  an  informed investment  decision and  protecting  the Optionee's own interests in connection with the transactions contemplated hereby.

(c)
The Optionee  understands and has fully  considered for purposes of this investment the risks of this  investment and  understands  that (i) this  investment  is suitable  only for an Optionee  who is able to bear the economic  consequences  of losing the  Optionee's  entire  investment;  (ii) the Company is a start-up  enterprise with no significant  operating history;  (iii) the purchase of the Options is a  speculative  investment  which  involves a high degree of risk of loss by the Optionee of the Optionee's entire investment,  and (iv) there are substantial restrictions on the  transferability  of, and there will be no public market for, the Options, and  accordingly,  it may not be  possible  for the  Optionee to  liquidate  the Optionee's investment in the Options.

(d)
The Optionee is able (i) to bear the economic risk of this investment, (ii) to hold the Options for an indefinite period of time, and (iii) to afford a complete loss of the Optionee's investment; and represents that the Optionee has sufficient liquid assets so that the lack of liquidity associated with this investment will not cause any undue financial difficulties or affect the Optionee's ability to provide for the Optionee's current needs and possible financial contingencies.

(e)
The Optionee, in making the Optionee's decision to acquire the Options, has relied solely upon independent  investigations  made by the Optionee and the  representations and warranties of the Company contained herein and the  Optionee  has been given (i)  access to all  material  books and records of the Company;  (ii) access to all  material  contracts  and  documents relating to this offering;  and (iii) an opportunity to ask questions of, and to receive  answers  from,  the  appropriate  executive  officers and other persons acting  on  behalf  of the  Company  concerning  the  Company  and the terms and conditions of this offering,  and to obtain any additional  information,  to the extent  such  persons  possess  such  information  or  can  acquire  it  without unreasonable  effort  or  expense,  necessary  to  verify  the  accuracy  of the information.  The Optionee acknowledges that no valid  request to the Company by the  Optionee  for  information  of any kind about  the  Company  has been  refused  or  denied  by the  Company  or  remains unfulfilled as of the date thereof.

(f)
The Optionee has carefully considered this Option Agreement. In evaluating the suitability of an investment in the Company, the Optionee has not relied upon any representations or other information (whether oral or written) other than as set forth in this agreement or as contained in any documents or answers to questions furnished by the Company.

(g)	All of the information set forth on the cover page of this Agreement indicated as applicable to the Optionee, is true and correct in all respects.

(h)
The Options are being acquired by the Optionee solely for the Optionee's own personal  account,  for investment  purposes only, and not with a view to,  or in  connection  with,  any  resale  or  distribution thereof; the Optionee has no contract, undertaking,  understanding, agreement or arrangement,  formal or informal, with any person to sell, transfer or pledge to any  person the Options for which the  Optionee  hereby  subscribes,  or any part thereof, any interest  therein or any rights  thereto;  the Optionee has no present  plans to enter into any such contract,  undertaking,  agreement or  arrangement;  and the Optionee understands the legal consequences of the foregoing representations and warranties  to mean  that  the  Optionee  must  bear  the  economic  risk of the investment  for an  indefinite  period of time  because the Options have not been registered  under the Securities Act and applicable  state  securities laws and, therefore,  cannot be sold unless  they are  subsequently  registered  under the Securities Act and applicable  state  securities  laws (which the Company is not obligated, and has no current intention, to do) or unless an exemption from such registration is available.

(i)
The Optionee has not engaged any broker, dealer, finder, commission agent or other similar person in connection with the offer, offer for sale, or sale of the Options and is not under any obligation to pay any broker's fee or commission in connection with the Optionee's investment.

9.
Counterparts.  This Agreement may be signed in counterparts, each of which so signed shall be deemed to be an original (and each signed copy sent by electronic facsimile transmission shall be deemed to be an original), and such counterparts together shall constitute one and the same instrument and notwithstanding the date of execution, shall be deemed to bear the date as set forth above.

IN WITNESS WHEREOF this Agreement has been executed by the parties to it, as of the day, month and year first written above:

NEUROKINE PHARMACEUTICALS INC. By: /s/Ahmad Doroudian Ahmad Doroudian Its: President	/s/Maziar Badii DR. MAZIAR BADII